                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): AUGUST 14, 2001


                            CORNELL COMPANIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   1-14472
             ------------------------------------------------------
                           (Commission File Number)


            DELAWARE                                  76-0433642
  ----------------------------                     ----------------
  (State or other jurisdiction                     (I.R.S. Employer
        of incorporation)                       Identification Number)


                       1700 WEST LOOP SOUTH, SUITE 1500
                             HOUSTON, TEXAS 77027
             ------------------------------------------------------
             (Address of principal executive offices and zip code)


                                (713) 623-0790
             ------------------------------------------------------
              (Registrants telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On August 14, 2001, Cornell Companies, Inc. and its subsidiaries (the "Company") entered into a sale and leaseback transaction involving 11 of its real estate facilities (the "2001 Sale and Leaseback Transaction"). The Company sold the facilities to Municipal Corrections Finance, L.P. ("MCF"), and is leasing them back for an initial period of 20 years, with renewal options for up to approximately 25 additional years. MCF is a third-party special-purpose entity with no prior relationship to the Company.

        The Company received approximately $173.0 million of proceeds from the sale of the facilities. The proceeds were used to repay $120.0 million of the Company's long-term debt and the remaining proceeds were invested in short-term securities. The gain on sale of the facilities was approximately $7.5 million, and will be deferred and amortized over the initial lease term as a reduction to rental expense.

        The Company's lease payment obligations are fixed for the initial 20-year lease period. The cash rental payments due under the initial lease term are largely due in the first 15 years of the lease term, therefore the Company will be capitalizing a portion of the rental payments as prepaid rent during the first 15 years of the lease term and amortizing the aggregate lease payments over the 20-year lease term on a straight-line basis.

        The Company's straight-line rental expense for the 2001 Sale and Leaseback Transaction will be approximately $17.6 million annually. The future minimum lease cash payments are as follows (in thousands):

                Five months ending December 31, 2001..  $ 10,224
                Year Ending December 31:
                2002.................................     24,862
                2003.................................     25,116
                2004.................................     25,138
                2005.................................     25,101
                Thereafter...........................    249,725
                                                        --------
                    Total............................   $360,166
                                                        ========

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        Not Applicable.

        (b) PRO FORMA FINANCIAL INFORMATION.

        Cornell Companies, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

                Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                   June 30, 2001

                Unaudited Pro Forma Condensed Consolidated Statement of
                   Operations for the Year Ended December 31, 2000

                Unaudited Pro Forma Condensed Consolidated Statement of
                   Operations for the Six Months Ended June 30, 2001

                Notes to Unaudited Pro Forma Condensed Consolidated Financial
                   Statements

        (c) EXHIBITS.

        10.1 Premises Transfer Agreement dated August 14, 2001 among Cornell Companies, Inc., Cornell Corrections of Georgia, L.P., Cornell Corrections of Oklahoma, Inc., Cornell Corrections of Texas, Inc., WBP Leasing, Inc. and Municipal Corrections Finance, L.P.

        10.2 Master Lease Agreement (with Addenda) dated August 14, 2001 between Municipal Corrections Finance, L.P. and Cornell Companies, Inc.

                            CORNELL COMPANIES, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2001 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000 and for the six months ended June 30, 2001 reflect the consolidated financial position and results of operations, respectively, of Cornell Companies, Inc., and its subsidiaries (the "Company") as though the 2001 Sale and Leaseback Transaction had occurred, in the case of the balance sheet, on June 30, 2001, and, in the case of the statements of operations, on January 1, 2000. These statements do not purport to be indicative of the consolidated results of the Company that might have been obtained had the 2001 Sale and Leaseback Transaction actually occurred on such dates or of the Company's future results. The unaudited pro forma condensed consolidated financial statements are based on certain assumptions and estimates which are subject to change.

                              CORNELL COMPANIES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2001
                                 (IN THOUSANDS)

                                                                                                            PRO FORMA
                                                                                                           AS ADJUSTED
                                                                                                           FOR THE 2001
                                                                                         PRO FORMA      SALE AND LEASEBACK
                                                                         HISTORICAL     ADJUSTMENTS         TRANSACTION
                                                                         ----------     -----------     ------------------
ASSETS:
Current Assets:
        Cash and cash equivalents....................................    $     176      $ 173,000  (1)        $ 52,676
                                                                                         (120,500) (2)
        Other current assets.........................................       67,684             --               67,684
                                                                         ---------      ---------             --------
                Total current assets.................................       67,860         52,500              120,360
Property and equipment, net..........................................      204,134       (165,744) (3)          38,390
Intangibles..........................................................       16,159             --               16,159
Deferred costs and other.............................................       10,440         (1,582) (4)          11,833
                                                                                            2,975  (5)
                                                                         ---------      ---------             --------
                Total assets.........................................    $ 298,593      $(111,851)            $186,742
                                                                         =========      =========             ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
        Accounts payable and accrued liabilities.....................    $  26,523      $   4,510  (5)        $ 30,384
                                                                                             (649) (6)
        Current portion of long-term debt............................           43            --                    43
                                                                         ---------      ---------             --------
                Total current liabilities............................       26,566          3,861               30,427
Other long-term liabilities..........................................        5,768          7,256  (7)          11,489
                                                                                           (1,535) (5)
Long-term debt, excluding current portion............................      159,488        (70,500) (8)          38,988
                                                                                          (50,000) (9)
Stockholders' equity.................................................      106,771           (933)(10)         105,838
                                                                         ---------      ---------             --------
                Total liabilities and stockholders' equity...........    $ 298,593      $(111,851)            $186,742
                                                                         =========      =========             ========



            See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

                             CORNELL COMPANIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                            PRO FORMA
                                                                                                           AS ADJUSTED
                                                                                                           FOR THE 2001
                                                                                         PRO FORMA      SALE AND LEASEBACK
                                                                         HISTORICAL     ADJUSTMENTS         TRANSACTION
                                                                         ----------     -----------     ------------------
Revenues.............................................................    $ 226,050      $      --             $226,050
Operating expenses...................................................      175,391         17,646 (1)          193,037
Pre-opening and start-up expenses....................................        2,298             --                2,298
Depreciation and amortization........................................        7,276         (3,303)(2)            3,973
General and administrative expenses..................................       12,024             --               12,024
                                                                         ---------      ---------             --------
Income from operations...............................................       29,061        (14,343)              14,718
Interest expense.....................................................       15,654         (9,311)(3)            6,343
Interest income......................................................         (100)            --                 (100)
                                                                         ---------      ---------             --------
Income before income taxes...........................................       13,507         (5,032)               8,475
Provision for income taxes...........................................        5,538         (2,063)(4)            3,475
                                                                         ---------      ---------             --------
Net income...........................................................    $   7,969      $  (2,969)            $  5,000 (5)
                                                                         =========      =========             ========
Earnings per share:
        Basic........................................................    $    0.85                            $   0.53 (5)
                                                                         =========                            ========
        Diluted......................................................    $    0.84                            $   0.53 (5)
                                                                         =========                            ========
Number of shares used in per share computation (thousands):
        Basic........................................................        9,383                               9,383
                                                                         =========                            ========
        Diluted......................................................        9,495                               9,495
                                                                         =========                            ========

            See accompanying notes to unaudited pro forma condensed consolidated statement of operations. The above pro forma net income and earnings per share amounts do not reflect any interest income on the excess cash proceeds.  See item (5) to the pro forma Statement of Operations included in Note 2 to the unaudited pro forma condensed consolidated financial statements for further discussion.


                             CORNELL COMPANIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                            PRO FORMA
                                                                                                           AS ADJUSTED
                                                                                                           FOR THE 2001
                                                                                         PRO FORMA      SALE AND LEASEBACK
                                                                         HISTORICAL     ADJUSTMENTS         TRANSACTION
                                                                         ----------     -----------     ------------------
Revenues.............................................................    $ 126,373      $      --             $126,373
Operating expenses...................................................       99,569          8,808 (1)          108,377
Pre-opening and start-up expenses....................................        3,858             --                3,858
Depreciation and amortization........................................        4,233         (1,960)(2)            2,273
General and administrative expenses..................................        7,079             --                7,079
                                                                         ---------      ---------             --------
Income from operations...............................................       11,634         (6,848)               4,786
Interest expense.....................................................        7,969         (4,879)(3)            3,090
Interest income......................................................          (38)            --                  (38)
                                                                         ---------      ---------             --------
Income before provision for income taxes and and cumulative effect
   of change in accounting principle.................................        3,703         (1,969)               1,734
Provision for income taxes...........................................        1,517           (806)(4)              711
                                                                         ---------      ---------             --------
Income before cumulative effect of change in accounting principle....        2,186         (1,163)               1,023
Cumulative effect of change in accounting principle, net of related
   income tax provision of $535......................................          770             --                  770
                                                                         ---------      ---------             --------
Net income...........................................................    $   2,956      $  (1,163)            $  1,793 (5)
                                                                         =========      =========             ========
Earnings per share:
        Basic
                Income before cumulative effect of change in
                   accounting principle..............................    $    0.24                            $   0.11
                Cumulative effect of change in accounting principle..         0.08                                0.08
                                                                         ---------                            --------
                Net income...........................................    $    0.32                            $   0.19 (5)
                                                                         =========                            ========
        Diluted
                Income before cumulative effect of change in
                   accounting principle..............................    $    0.23                            $   0.11
                Cumulative effect of change in accounting principle..         0.08                                0.08
                                                                         ---------                            --------
                Net income...........................................    $    0.31                            $   0.19 (5)
                                                                         =========                            ========
Number of shares used in per share computation (thousands):
        Basic........................................................        9,232                               9,232
                                                                         =========                            ========
        Diluted......................................................        9,552                               9,552
                                                                         =========                            ========

            See accompanying notes to unaudited pro forma condensed consolidated statement of operations. The above pro forma net income and earnings per share amounts do not reflect any interest income on the excess cash proceeds.  See item (5) to the pro forma Statement of Operations included in Note 2 to the unaudited pro forma condensed consolidated financial statements for further discussion.


                            CORNELL COMPANIES, INC.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

1.   2001 Sale and Leaseback Transaction

     On August 14, 2001, Cornell Companies, Inc. and its subsidiaries (the "Company") entered into a sale and leaseback transaction involving 11 of its real estate facilities (the "2001 Sale and Leaseback Transaction"). The Company sold the facilities to Municipal Corrections Finance, L.P. ("MCF"), and is leasing them back for an initial period of 20 years, with renewal options for up to approximately 25 additional years. MCF is a third-party special-purpose entity with no prior relationship to the Company.

     The Company received approximately $173.0 million of proceeds from the sale of the facilities. The proceeds were used to repay $120.0 million of the Company's long-term debt and the remaining proceeds were invested in short-term securities. The gain on sale of the facilities was approximately $7.5 million, and will be deferred and amortized over the initial lease term as a reduction to rental expense.

     The Company's lease payment obligations are fixed for the initial 20-year lease period. The cash rental payments due under the initial lease term are largely due in the first 15 years of the lease term, therefore the Company will be capitalizing a portion of the rental payments as prepaid rent during the first 15 years of the lease term and amortizing the aggregate lease payments over the 20-year lease term on a straight-line basis.

     The Company's straight-line rental expense for the 2001 Sale and Leaseback Transaction will be approximately $17.6 million annually. The future minimum lease cash payments are as follows (in thousands):

                Five months ending December 31, 2001.........  $ 10,224
                Year Ending December 31:
                2002.........................................    24,862
                2003.........................................    25,116
                2004.........................................    25,138
                2005.........................................    25,101
                Thereafter...................................   249,725
                                                               --------
                     Total...................................  $360,166
                                                               ========

2.   PRO FORMA ADJUSTMENT AND MANAGEMENT ASSUMPTIONS

     The pro forma balance sheet assumes the 2001 Sale and Leaseback had occurred on June 30, 2001 and the pro forma statements of operations assume the 2001 Sale and Leaseback had occurred on January 1, 2000. These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company as filed with the Securities and Exchange Commission.

     The following pro forma adjustments and management assumptions are reflected in the pro forma financial statements:

BALANCE SHEET

(1) Reflects an adjustment to increase cash for the proceeds to the Company from the sale of the facilities.
(2) Reflects an adjustment to decrease cash for the repayment of long-term debt.
(3) Reflects an adjustment to decrease property and equipment for the sale of the facilities.
(4) Reflects an adjustment to decrease deferred debt issuance costs due to extinguishment of debt and the modification of a credit agreement.
(5) Reflects an adjustment to deferred tax assets, deferred tax liabilities and accrued income taxes payable resulting from the gain on the sale of the facilities.
(6) Reflects an adjustment to decrease accrued income taxes due to the write-off of deferred costs.
(7) Reflects an adjustment to increase other liabilities for the deferred gain on the sale and leaseback of the facilities.
(8) Reflects an adjustment to decrease long-term debt for the repayment of the revolving line of credit.
(9) Reflects an adjustment to decrease long-term debt for the repayment of the Senior Secured Notes.
(10) Reflects an adjustment to decrease equity due to the write-off of deferred costs.

STATEMENT OF OPERATIONS

(1) Reflects an adjustment to increase operating expenses related to the rental expenses resulting from the 2001 Sale and Leaseback Transaction.
(2) Records an adjustment to decrease depreciation expense related to the sale of the facilities
(3) Reflects an adjustment to decrease interest expense associated with the repayment of long-term debt with proceeds from the sale of the facilities.

(4) Reflects adjustments to record the income tax effects of the foregoing adjustments at the Company's estimated effective tax rate of 41%.

(5) The above pro forma net income and earnings per share amounts do not reflect any interest income on the excess cash proceeds, nor do they reflect any benefit from investing the excess cash proceeds in any future projects. Assuming that the excess cash proceeds of approximately $50.0 million resulting from the 2001 Sale and Leaseback Transaction had only been invested in short-term securities such as commercial paper (using an average interest rate of 4.77% for 2001 and 6.27% for 2000), pro forma net earnings per share for the year ended December 31, 2000 and for the six months ended June 30, 2001 would be increased by approximately $.19 and $.07, respectively, resulting in diluted earnings per share of approximately $.72 and $.26, respectively.

     The pro forma statement of operations data excludes a non-recurring charge of approximately $930,000, net of taxes, which will be recognized upon the closing of the 2001 Sale and Leaseback Transaction related to the write-off of certain deferred financing costs due to the extinguishment of debt and modification of a credit agreement. Such amount has been reflected, net of tax, in the pro forma balance sheet as a reduction of pro forma other assets and pro forma stockholders' equity as of June 30, 2001.

3.   CREDIT AGREEMENT MODIFICATION

     In connection with the repayment of borrowings under the Company's revolving line of credit with a portion of the proceeds from the 2001 Sale and Leaseback Transaction, the Company amended its 2000 Credit Facility. The 2000 Credit Facility, as amended, provides for borrowings of up to $45.0 million under a revolving line of credit (previously $75.0 million). The revolving line of credit commitment is reduced by $1.6 million quarterly beginning in July 2002 and matures in July 2005.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CORNELL COMPANIES, INC.



Date: August 28, 2001                   By: /s/ JOHN L. HENDRIX
                                            -----------------------------------
                                            John L. Hendrix
                                            Senior Vice President and
                                            Chief Financial Officer